UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2019

LONG BLOCKCHAIN CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry Into a Material Definitive Agreement.

On January 18, 2019, Long Blockchain Corp. (the “Company”) and Court Cavendish Ltd., the lender (“Lender”) under the Company’s existing credit facility (the “Facility”), entered into a Second Amended and Restated Loan and Option Agreement (the “Restated Agreement”) for the Facility. The Company previously borrowed $3 million under the Facility, of which $2,250,000 of principal (plus accrued interest) was outstanding as of immediately prior to entry into the Restated Agreement, and $750,000 of principal (plus accrued interest) had been converted into shares of the Company’s common stock at a price of $3.00 per share under the terms of the Facility as in effect at the time of such conversion. Upon entry into the Restated Agreement, $1,550,000 of principal plus all accrued interest was converted into 12,723,382 shares of the Company’s common stock, such that the average price for all shares issued under the Facility (including the prior conversion and certain fees previously paid in shares of the Company’s common stock) was $0.20 per share. In addition, the Company paid $40,000 to the Lender to cover the costs of the negotiation and execution of the Restated Agreement, which amount was added to the principal outstanding under the Facility, for an aggregate of $740,000 outstanding under the Facility immediately after entry into the Restated Agreement.

The Lender is not required to make any further extensions of credit under the Facility. Interest on the principal under the Facility will continue to accrue monthly at the rate of 12.5% per annum and will be payable quarterly in cash or common stock valued at $0.20 per share, at the Company’s election. The Facility will mature on December 21, 2019 (the “Maturity Date”). On the Maturity Date, all principal and any accrued but unpaid interest will be due and payable in cash or in shares of common stock valued at $0.20 per share, at the Lender’s election. The Lender also has the option, exercisable at any time prior to the Maturity Date, to have any principal and interest then outstanding converted into common stock at a price of $0.20 per share. The Company may prepay the amounts outstanding under the Facility (the “Loans”) at any time without premium or penalty. The Company granted to the Lender a security interest in all of its assets in order to secure its obligations under the Facility, pursuant to a security agreement with the Lender dated January 18, 2019 (the “Security Agreement”).

The Company will amend and restate the warrants previously issued to the Lender in connection with the Facility (the “Prior Warrants”), such that the Prior Warrants will have a term of four years and will have an exercise price of $0.20 per share. Within 15 business days of obtaining the stockholder approval described below, the Company also will issue to certain of its key officers and consultants new four-year warrants to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “New Warrants,” and together with the Prior Warrants, the “Warrants”), including New Warrants to purchase 2,000,000 shares to Andy Shape, the Company’s Chief Executive Officer. The Lender requested that the Restated Agreement include provision for the New Warrants in order to ensure the interests of the recipients were aligned with those of the Lender.

In addition, pursuant to the Restated Agreement:

●	The Company will take all action necessary to increase the Company’s authorized shares of common stock to allow the Company to issue the maximum number of shares of its common stock into which the Loans and Warrants are then convertible or exercisable, including, in connection with any annual or special meeting of stockholders of the Company after the date hereof, if necessary, using its best efforts to obtain the approval of the Company’s stockholders.

●	For so long as any Loans are outstanding or the Lender or its affiliates or transferees holds at least 25% of the Company’s outstanding common stock (the “Minimum Holding Condition”), the Lender has the right to designate two members of the Company’s board of directors. If the Lender owns in excess of the 50% of the Company’s common stock, the Lender has the right to designate three members of the Company’ board of directors. Upon the earlier of April 1, 2019 and the consummation of a spin out or other disposition of the Company’s beverage business, the Company’s board of directors shall be reduced to five members.

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●	For so long as the Loans are outstanding or the Minimum Holding Condition is met, the Lender has a right of first refusal in any future sale of capital stock or securities exchangeable, convertible or exercisable for capital stock of the Company for cash, subject to certain exceptions.

●	The Company agreed to use its commercially reasonable best efforts to have a registration statement registering the resale of all of the shares of the Company’s common stock issuable upon conversion of the Loans as soon as reasonably practical.

●	If the Company disposes of its beverage business for cash, or sells shares of its stock or any common stock equivalents for cash (subject to certain exceptions), in either case prior to the Maturity Date, the Company will use 25% of the cash proceeds to repay all or a portion of the principal and accrued interest owed by the Company to the Lender at such time.

The Restated Agreement contains customary representations and warrants and affirmative and negative covenants, including covenants that, subject to certain exceptions, restrict the Company’s ability to, among other things, sell additional shares of common stock, create debt securities and engage in certain corporate transactions. Certain of the negative covenants apply for so long as the Minimum Holding Condition is met. The Restated Agreements provides for customary events of default, including, among other things, certain change of control transactions, failure to obtain the stockholder approval described above by April 1, 2019 and failure to file the registration statement described above by May 14, 2019. Upon the occurrence of an event of default, at the option of the Lender, all principal and interest under the Facility will become immediately due and payable.

The foregoing descriptions of the Restated Agreement, the Security Agreement and the Warrants do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 4.1 hereto, respectively, and which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously announced, on March 19, 2018, the Company entered into a contribution and exchange agreement (the “Contribution Agreement”) with SBL Holdings Limited (formerly Stater Blockchain Limited, “SBL”), pursuant to which (a) SBL (i) issued to the Company 99 ordinary voting shares (“SBL Shares”) equal to 9.9% of the outstanding capital stock of SBL on a fully diluted basis as of the date of the Agreement, (ii) granted the Company the right to appoint one director of SBL so long as the Company holds at least 9.9% of the SBL Shares then outstanding, and (iii) agreed to vote its Company Common Stock (as defined below) in favor of a contemplated spin off of the Company’s beverage business, and (b) the Company (i) issued to SBL 1,135,435 shares of the Company’s common stock (“Company Common Stock”) equal to 9.9% of the outstanding capital stock of the Company as of the date of the Contribution Agreement and (ii) appointed Ramy Soliman, SBL’s Chief Executive Officer, to serve as a member of the Company’s board of directors.

On January 15, 2019, the Company and SBL entered into a separation and mutual release agreement (the “Separation Agreement”), pursuant to which the parties mutually terminated the Contribution Agreement effective as of January 14, 2019. Pursuant to the Separation Agreement, SBL will cancel and/or redeem the SBL Shares issued to the Company under the Contribution Agreement and the Company will cancel and/or redeem the Company Common Stock issued to SBL under the Contribution Agreement. The parties agreed to release each other from claims and liabilities arising out of or relating to the Contribution Agreement or the transactions contemplated therein or thereby. As previously announced, SBL’s nominee to the Board, Ramy Soliman, resigned from the Board and from each committee on which he served, effective December 3, 2018.

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The foregoing descriptions of the Separation Agreement and the Contribution Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.3 hereto and as an exhibit to the Company’s Current Report on Form 8-K filed on March 19, 2018, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference. The shares of common stock, Warrants and Loans were sold in a private placement to an accredited investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

4.1	Form of Warrant (included as Exhibit A to Exhibit 10.1 hereto).

10.1	Second Amended and Restated Loan and Option Agreement.

10.2	Form of Security Agreement (included as Exhibit B to Exhibit 10.1 hereto).

10.3	Separation and Mutual Release Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2019

LONG BLOCKCHAIN CORP.

By:	/s/ Andy Shape
Name:	Andy Shape
Title:	Chief Executive Officer

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